Exhibit 99.3

ALLMARINE AND OLD BAXL

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Allmarine and Old BAXL and have been prepared to illustrate the effects of the Allmarine acquisition of Old BAXL under the terms of the Merger Agreement. The following data is presented as if the merger of Allmarine and Old BAXL (the “merger”) was effective as of June 30, 2007 and December 31, 2006 for the unaudited pro forma condensed combined balance sheets as of June 30, 2007 and December 31, 2006, respectively. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are presented as if the Merger had occurred on the first day of each of the periods presented. This unaudited condensed combined pro forma financial information reflects the acquisition of all of the outstanding capital stock of BAXL by Allmarine in a reverse merger transaction (the Merger).  For accounting purposes, Old BAXL is treated as the acquirer in the merger, which is accounted for as a recapitalization in which the assets and liabilities of Old BAXL have been recorded at their historical values and the outstanding capital stock and additional paid in capital have been restated to give effect to the shares of common stock issued in connection with the transaction.

Subsequent to the Merger, reported historical financial condition and results of operations of the combined group shown for comparative purposes in periodic filings will reflect Old BAXL’s operations only.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma financial statements presented herein do not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods operations for any future date or period.

The pro forma data presented herein is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of the combined entities that would have been reported had the proposed transaction been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of the combined group.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Plan of Operations and the historical financial statements, including the related notes of Allmarine covering these periods included in Allmarine’s Annual Report on Form 10-K as of and for the fiscal year ended May 31, 2007 and in the financial statements of Old BAXL and for the year ended December 31, 2006, and as of and for the six month period ended June 30, 2007 included as exhibits to this Form 8-K.

ALLMARINE AND OLD BAXL UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	May 31, 2007	June 30, 2007	Pro Forma		Condensed Combined
	Allmarine	Old BAXL	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$4	$17,328	$4,317,078	A	$4,334,410
Accounts receivable, net		271,198			271,198
Inventory		591,771			591,771
Prepaid expenses and other current assets		30,242			30,242
Total current assets	4	910,539	4,317,078		5,227,621
Property and equipment, net		67,015			67,015
Debt issue costs, net		329,852	(329,852)	B	0
Deposits		8,950			8,950
	$4	$1,316,356	$3,987,226		$5,303,586
Liabilities and Stockholders' Deficit
Current liabilities
Notes payable		$4,400,000	$(4,400,000)	C,D	$0
Notes payable, related party	$10,000				10,000
Accounts payable	990	1,089,315			1,090,305
Accrued expenses and other current liabilities	14,411	1,153,235	(290,747)	E	876,899
Deferred revenue		88,168			88,168
Advance from Mastadon Ventures, Inc.	7,500				7,500
Current portion of capital lease obligation		11,854			11,854
Total current liabilities	32,901	6,742,572	(4,690,747)		2,084,726
Capital lease obligation, net of current portion		60,218			60,218
Notes payable long-term		2,500,000			2,500,000
Stockholders' deficit:					0
Convertible preferred stock		18,083,494	(18,083,494)	F	0
Common stock	995	4,237	9,489	G,H	14,721
Additional paid-in capital	84,531	28,063,837	26,633,555	B,D,F,G,H	54,781,923
Accumulated deficit	(118,423)	(54,138,002)	118,423	H	(54,138,002)
Total Stockholders' deficit	(32,897)	(7,986,434)	8,677,973		658,642
	$4	$1,316,356	$3,987,226		$5,303,586

The Notes to Financial Statements are an integral part of these statements.

ALLMARINE AND OLD BAXL
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the year ended
					Condensed
			Pro Forma		Combined
	Allmarine	Old BAXL	Adjustments		Pro Forma
	November 30, 2006	December 31, 2006

Sales		$1,409,005			$1,409,005
Cost of goods sold		1,259,260			1,259,260
Gross profit	0	149,745			149,745
Operating expenses
Engineering and development expenses		995,987			995,987
Selling, general and administrative expenses	43,856	3,077,152			3,121,008
Depreciation and Amortization		28,753	(19,138)	I	9,615
	43,856	4,101,892	(19,138)		4,126,610
Loss from operations	(43,856)	(3,952,147)	19,138		(3,976,865)
Other (income) expense
Other income		(7,964)			(7,964)
Interest expense, net	1,132	287,265	(68,208)	J	220,189
Net loss	$(44,988)	$(4,231,448)	$87,346		$(4,189,090)
Net loss per share, basic and fully diluted					$(0.28)
Weighted average number of shares outstanding					14,721,150

The Notes to Financial Statements are an integral part of these statements.

ALLMARINE AND OLD BAXL
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the six month periods ended
					Condensed
			Pro Forma		Combined
	Allmarine	Old BAXL	Adjustments		Pro Forma
	May 31, 2007	June 30, 2007

Sales		$664,609			$664,609
Cost of goods sold		443,191			443,191
Gross profit	0	221,418			221,418
Operating expenses
Engineering and development expenses		588,659			588,659
Selling, general and administrative expenses	41,102	1,763,359			1,804,461
Depreciation and Amortization		233,247	(225,128)	K	8,119
	41,102	2,585,265	(225,128)		2,401,239
Loss from operations	(41,102)	(2,363,847)	225,128		(2,179,821)
Other (income) expense
Other income		(10,141)			(10,141)
Interest expense, net	751	356,429	(220,747)	L	136,433
Net loss	$(41,853)	$(2,710,135)	$445,875		$(2,306,113)
Net loss per share, basic and fully diluted					$(0.16)
Weighted average number of shares outstanding					14,721,150

The Notes to Financial Statements are an integral part of these statements.

ALLMARINE AND OLD BAXL
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
					Condensed
	November 30, 2006	December 31, 2006	Pro Forma		Combined
	Allmarine	Old BAXL	Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$384	$998,810	$5,439,617	M	$6,438,811
Accounts receivable, net		274,902			274,902
Inventory		519,251			519,251
Prepaid expenses and other current assets		14,687			14,687
Total current assets	384	1,807,650	5,439,617		7,247,651
Property and equipment, net		71,377			71,377
Debt issue costs, net		309,092	(309,092)	N	0
Deposits		12,707			12,707
	$384	$2,200,826	$5,130,525		$7,331,735
Liabilities and Stockholders' Deficit
Current liabilities
Notes payable		$3,000,000	$(3,000,000)	O	$0
Notes payable, related party	$39,303				39,303
Accounts payable	2,125	945,086			947,211
Accrued expenses and other current liabilities		857,767	(68,208)	P	789,559
Deferred revenue		96,777			96,777
Advance from Mastadon Ventures, Inc.					0
Current portion of capital lease obligation		11,854			11,854
Total current liabilities	41,428	4,911,484	(3,068,208)		1,884,704
Capital lease obligation, net of current portion		65,641			65,641
Notes payable long-term		2,500,000			2,500,000
Stockholders' deficit:					0
Convertible preferred stock		18,083,494	(18,083,494)	Q	0
Common stock	995	4,237	9,489	R	14,721
Additional paid-in capital	34,531	28,063,837	26,196,168	N, O, Q, R, S	54,294,536
Accumulated deficit	(76,570)	(51,427,867)	76,570	S	(51,427,867)
Total Stockholders' deficit	(41,044)	(5,276,299)	8,198,733		2,881,390
	$384	$2,200,826	$5,130,525		$7,331,735

The Notes to Financial Statements are an integral part of these statements.

ALLMARINE AND OLD BAXL

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.

Description of Transaction and Basis of Presentation

On August 29, 2007, a wholly owned subsidiary of Allmarine (“AAC”) completed its acquisition of Old BAXL pursuant to the Merger Agreement. Immediately following the Merger, AAC changed its name to BAXL Technologies, Inc. Pursuant to the terms of the Merger Agreement, AAC acquired 100% of the issued and outstanding common and preferred stock of Old BAXL, and the holders of Old BAXL common and preferred stock received 2,274,444 shares of common stock of Allmarine, which represent approximately 15.5% of the issued and outstanding shares of common stock of Allmarine after the Merger. In addition, in connection with the Merger, options to purchase 7,141 shares of common stock of Old BAXL outstanding prior to the Merger were cancelled and options to purchase 18,267 shares were converted into options to purchase 148 shares of common stock of Allmarine at $184.50 per share, on the same terms and conditions applicable to such options prior to the Merger, under a new stock option plan that was approved by Allmarine’s stockholders together with the Merger. Further, warrants exercisable for 9,990,807 shares of A-1 Preferred Stock were converted into warrants exercisable for 92,049 shares of Allmarine at an exercise price of $7.71 per share; and warrants exercisable for 38,797,575 common shares were converted into warrants exercisable for 357,457 shares of common stock of Allmarine at an exercise price of $7.71 per share. Also, notes payable having a principle amount of $3,500,000 will be converted into 5,307,037 shares of Allmarine (accrued interest thereon will be paid at the closing). The subscribers to the Allmarine PIPE transaction will receive a total of 5,649,669 shares of Common Stock of Allmarine. Subordinated notes payable in the amount of $1,905,000 ($900,000 at June 30, 2007) will be repaid with interest at the closing.

Immediately prior to the Merger, Allmarine gave effect to a 1 for 10 reverse stock split of Allmarine’s common stock resulting in 995,000 shares outstanding. Pursuant to the terms of the agreements and subject to the Initial Closing, Allmarine sold 1,005,000 shares for consideration of $1050. Under the terms of the agreements, Allmarine will redeem 510,000 shares from a related party for $665,550. The redeemed shares will be retired.

As a result of the transactions above, Allmarine common stock ownership will be as follows after the merger:

Holders of Old BAXL common and preferred stock		2,274,444
Holders of Old BAXL notes payable of $3,500,000		5,307,037
Subscribers to the Allmarine PIPE transaction		5,649,669
Original owners of Allmarine common stock	2,000,000
Less: Shares purchased for Treasury and retired	(510,000)	1,490,000
		14,721,150

2.

Pro Forma Adjustments

Balance Sheet and Statement of Operations as of and for the Periods ended June 30, 2007 and December 31, 2006:

(A)

To record net cash proceeds from issuance of common stock in connection with PIPE transactions as follows:

Gross cash proceeds	$ 8,474,504
Commissions, legal fees and other transaction expenses	(2,301,129)
Redemption of 510,000 shares of common stock	(665,550)
Repayment of subordinated notes payable	(900,000)
Payment of accrued interest	(290,747)
Net cash proceeds	$ 4,317,078

(B)

To record write off of deferred debt issue costs, net of amortization.

(C)

To record repayment of subordinated note payable of $900,000.

(D)

To record conversion of Old BAXL notes payable of $3,500,000.

(E)

To record payment of accrued interest on notes payable.

(F)

To record conversion of Old BAXL preferred stock to Allmarine common stock.

(G)

To record conversion of Old BAXL common stock to Allmarine common stock.

(H)

To record removal of accumulated deficit of Allmarine in accordance with reverse merger accounting.

(I)

To record removal of amortization of debt issue costs for the year ended December 31, 2006.

(J)

To record removal of interest expense related to debt converted or repaid in connection with the merger for the year ended December 31, 2006.

(K)

To record removal of amortization of debt issue costs for the six month period ended June 30, 2007.

(L)

To record removal of interest expense related to debt converted or repaid in connection with the merger for the six month period ended June 30, 2007.

Balance sheet as of December 31, 2006:

(M)

To record net cash proceeds from issuance of common stock in connection with PIPE transactions as follows:

Gross cash proceeds	$ 8,474,504
Commissions, legal fees and other transaction expenses	(2,301,129)
Redemption of 510,000 shares of common stock	(665,550)
Payment of accrued interest	(68,208)
Net cash proceeds	$ 5,439,617

(N)

To record write off of deferred debt issue costs, net of amortization.

(O)

To record conversion of Old BAXL notes payable of $3,000,000.

(P)

To record payment of accrued interest on notes payable.

(Q)

To record conversion of Old BAXL preferred stock to Allmarine common stock.

(R)

To record conversion of Old BAXL common stock to Allmarine common stock.

(S)

To record removal of accumulated deficit of Allmarine in accordance with reverse merger accounting.